EXHIBIT 10.48

BRISTOL WARRANT EXERCISE AGREEMENT

This BRISTOL WARRANT EXERCISE AGREEMENT (this “Agreement”), is entered into by and among MILLER ENERGY RESOURCES, INC., formerly known as Miller Petroleum, Inc., a Tennessee corporation (the “Company”), and Bristol Capital, LLC (the “Holder”).

WHEREAS, the Company previously granted the Holder a certain warrant on May 20, 2011 to purchase common stock of the Company with an exercise price of $5.51 per share (the “Warrant”);

  NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Exercise of Warrant.

(a)

Required Exercise and Reduction of Exercise Price.  The Holder shall exercise its Warrant for cash (and not on a cashless basis) upon the effectiveness of this Agreement, at a reduced exercise price of $4.00 per share of the Company’s common stock acquired.

(b)

Notice of Exercise.  Holder shall deliver a completed the notice of exercise (“Notice of Exercise”) set forth on its signature page hereto and to return the same along with such signature to the Company by fax (at 865- 691-8209) or by e-mailed (to paul@millerenergyresources.com).  Such Notice of Exercise shall be deemed effective immediately following the filing of the Supplement with the SEC, as described in Section 2 below.

(c)

Payment of Exercise Price.  Payment of the exercise price for the shares of the Company’s common stock to be received under the Warrant (the “Shares”) indicated in the Notice of Exercise shall, immediately following the Notice of Exercise becoming effective in accordance with Section 2(b), be wired to the Company at:

Bank Name:

SUNTRUST BANK

ABA Number:

061000104

A/C Name:

MILLER ENERGY RESOURCES, INC.

A/C Number:

[ACCOUNT NUMBER REDACTED]

FBO:

[HOLDER NAME];

or, if paid by check, mailed to the Company by overnight mail for delivery (together with a copy of the exercising Holder’s signature page to this Agreement) to:

Miller Energy Resources, Inc.

9721 Cogdill Road

Suite 302

Knoxville, TN 37932

Attention: Paul Boyd, Corporate Secretary

(d)

Other Exercise Provisions Unchanged.  Except as expressly stated herein, all other provisions related to the exercise of the Warrant shall be as set forth in the Warrant.

2.

Conditions to Effectiveness.  This Agreement shall be effective upon the occurrence of the following conditions, which shall be deemed to occur simultaneously: (i) the parties hereto shall agree to the release of their signature pages hereto; and (ii) the Company shall file with the SEC a supplement (the “Supplement”) to its existing registration statement on Form S-3 (Registration No. 333-183750) which was declared effective by the SEC on September 18, 2012 (the “Company S-3”), identifying  and effectively registering the Shares to be issued in connection with the exercise of the Warrant.  Holder agrees that its signature to this Agreement may be deemed to be released for purposes of any filings with to disclosures to the SEC reasonably necessary in connection with the filing of the Supplement, provided that, notwithstanding any term to the contrary contained in this Agreement, Holder shall have no obligations hereunder and shall not be bound by the terms hereof in the event the Supplement is not filed with the SEC as required hereby.

3.

Registered Shares; Delivery; Costs of Filing.  All Shares issued by the Company pursuant to this Agreement shall be common shares of the Company, registered and issued without restriction under the Securities Act pursuant to the Supplement the Company S-3.  Shares shall be delivered within three (3) business days of the effective date of this Agreement.  The Company shall be solely responsible for the costs and filing fees associated with the filing of the Supplement.

4.

 Successors and Assigns.  Subject to applicable securities laws, this Agreement and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.

5.

Governing Law; Disputes.  The interpretation and construction of this Agreement shall be governed by the laws of the State of New York and any dispute arising hereunder shall be resolved in accordance with the terms of the Warrant, which are incorporated herein by reference.

6.

Amendments and Waivers.  This Agreement may be modified or amended or the provisions hereof waived with the written consent of the Company and such Holder.

7.

Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

8.

Headings.  The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Bristol Warrant Exercise Agreement is hereby entered into by the Company.

MILLER ENERGY RESOURCES, INC.

By:	/s/ Scott M. Boruff
Name: Title:	Scott M. Boruff, Chief Executive Officer

HOLDER’S SIGNATURE PAGE TO
BRISTOL WARRANT EXERCISE AGREEMENT

BRISTOL CAPITAL, LLC

By:

/s/ Paul Kessler

Name:

Paul Kessler

Title:

Manager

Dated: September   20  , 2012

Address for Delivery of Shares:

Bristol Capital Advisors, LLC
10960 Wilshire Blvd., Suite 1050
Los Angeles, California 90024
Attn: Amy Wang, Esq.
Tel: (310) 331-8485

Please complete the following notice of exercise:

1.

Exercise. The Holder hereby exercises his Warrant(s) with respect to all of his, her or its Warrant Shares, constituting 300,000 shares of the Company’s common stock to be delivered to the address for the delivery of Shares, above.

2.

Payment of Exercise Price. The Holder shall pay the exercise price in the sum of $1,200,000.00 to the Company in accordance with the terms of this Agreement, such payment to be delivered by (check one):

☒	By Wire	☐	By Check